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EXHIBIT 10.4

AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT

        This AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT, dated as of March 1, 2002 (this "Amendment"), is entered into among ARCHIBALD CANDY CORPORATION, an Illinois corporation ("Borrower"), FANNIE MAY HOLDINGS, INC., a Delaware corporation ("Parent"), ARCHIBALD CANDY (CANADA) CORPORATION, a corporation incorporated under the federal laws of Canada ("Canadian Subsidiary" and together with Borrower and Parent, collectively, the "Continuing Credit Parties"), the lending institutions parties to the Forbearance Agreement (the "Lenders"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent for the Lenders ("Agent").

        PRELIMINARY STATEMENTS:

        (1)  Borrower, Agent and the Lenders are parties to the Financing Agreement, dated as of June 28, 2001 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Financing Agreement").

        (2)  As a result of certain defaults and events of default that occurred under the Financing Agreement, the Continuing Credit Parties, the Lenders and Agent entered into the Forbearance Agreement, dated as of December 31, 2001 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Forbearance Agreement"; unless otherwise defined herein the terms defined therein are used herein as so defined).

        (3)  The Continuing Credit Parties, Agent and the Lenders desire to modify certain terms and provisions of the Forbearance Agreement, including, without limitation, extending the Forbearance Period.

        NOW, THEREFORE, the parties hereby agree as follows:

        SECTION 1. AMENDMENTS.

        1.1.    Extension of Forbearance Period.    Section 2.1(a) of the Forbearance Agreement is hereby amended to replace the date of "March 1, 2002" with "April 30, 2002".

        1.2.    Amendment to Covenant Defaults.    Section 1.3 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

          1.3  Covenant Defaults.    The Continuing Credit Parties acknowledge and agree that the Existing Defaults resulting under Section 10.1(e) of the Financing Agreement relate only to the violations that occurred and/or will occur under Sections 7.3, 7.10(j), 7.12(b),(c) and (d), and 7.23 of the Financing Agreement.

        1.3.    Amendment to Maximum Outstanding Revolving Loans and Letters of Credit.    Section 2.4(a) of the Forbearance Agreement is hereby amended to add the following subpart (vii) thereto:

          and (vii) $15,000,000 on March 2, 2002 through April 30, 2002;

        1.4.    Amendment to Inventory Advance Rate.    Section 2.4(b) of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

          (b)  in calculating the Borrowing Base, (i) the advance rate with respect to Eligible Special Inventory shall be the lesser of (A) 62% of the aggregate value of Eligible Special Inventory (as determined in accordance with the terms of the Financing Agreement) and (B) 85% of the net orderly liquidation value of Eligible Special Inventory as set forth in the most recently completed appraisal of Borrower's Inventory that has been delivered to Agent, which appraisal shall be in form and detail satisfactory to Agent and prepared by Hilco or such other appraiser acceptable to Agent, (ii) notwithstanding the foregoing, Eligible Special Inventory shall not at any time account for more than $13,000,000 of the aggregate amount of the Borrowing Base, and (iii) the Real Estate Sublimit shall be deleted from such calculation; and

        1.5.    Amendment to Conditions to Lending.    Section 2.4 of the Forbearance Agreement is hereby amended to add the following subsection (d) thereto:

          (d)  on or before April 12, 2002, Borrower shall deliver to Agent financial projections of Borrower, including a balance sheet, statements of income, cash flow, and availability, all in form and detail satisfactory to Agent, for each calendar month through the month ending December 31, 2002.

        SECTION 2. REPRESENTATIONS AND WARRANTIES.

        Each Continuing Credit Party represents and warrants as follows:

        2.1.    Authorization and Validity of Amendment.    This Amendment has been duly authorized by all necessary corporate action, has been duly executed and delivered by a duly authorized officer, and constitutes the valid and binding agreement of such Continuing Credit Party, enforceable against such Continuing Credit Party in accordance with its terms except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

        2.2.    Representations and Warranties.    The representations and warranties of such Continuing Credit Party contained in the Forbearance Agreement, the Financing Agreement and the other Loan Documents, as defined in the Financing Agreement, are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

        2.3.    No Event of Default.    After giving effect to this Amendment, other than the Existing Defaults, no Default or Event of Default will exist.

        2.4.    No Claims.    There is no claim or offset against, or defense or counterclaim to, any of the obligations or liabilities of such Continuing Credit Party (or any of its Subsidiaries, as defined in the Financing Agreement) under the Forbearance Agreement, the Financing Agreement or any other Loan Document.

        SECTION 3. RATIFICATIONS.

        Except as expressly modified and superseded by this Amendment, the terms and provisions of the Forbearance Agreement are ratified and confirmed and shall continue in full force and effect.

        SECTION 4. CONDITIONS TO EFFECTIVENESS.

        The amendments set forth in Section 1 of this Amendment shall become effective upon the satisfaction of the following conditions precedent:

          (a)  the Holders, as defined in the Indenture (as defined in the Financing Agreement), of at least $140,000,000 of the aggregate outstanding principal amount of Notes, as defined in the Financing Agreement, and Borrower shall have entered into a forbearance agreement, in the form of the attached Exhibit A, on or before the date hereof;

          (b)  Parent and all owners of shares of the 5% Senior Preferred Stock of Parent shall have entered into a forbearance agreement, in the form of the attached Exhibit B, on or before the date hereof;

          (c)  Borrower shall have paid to Agent an amendment fee in the amount of $25,000, which shall be fully earned when paid;

          (d)  after giving effect to the terms of this Amendment, other than the Existing Defaults, no other default or event of default or Termination Event shall have occurred under the Forbearance Agreement;

          (e)  Archibald shall have paid all reasonable legal fees and expenses of Agent in connection with this Amendment and the documents executed in connection herewith; and

          (f)    the Continuing Credit Parties shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent and the Lenders.

        SECTION 5. MISCELLANEOUS.

        5.1.    Survival of Representations and Warranties.    All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Lender or any subsequent Revolving Loan or other extension of credit under the Forbearance Agreement shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

        5.2.    Reference to Forbearance Agreement.    The Forbearance Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Forbearance Agreement as amended hereby, are hereby amended so that any reference therein to the Forbearance Agreement shall mean a reference to the Forbearance Agreement as amended hereby.

        5.3.    Severability.    Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

        5.4.    Headings.    The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        5.5.    Entire Agreement.    This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Forbearance Agreement. Except as set forth herein, the Forbearance Agreement shall remain in full force and effect and be unaffected hereby.

        5.6.    Counterparts.    This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

        5.7.    Waiver of Claims.    Each Continuing Credit Party, by signing below, hereby waives and releases Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Continuing Credit Party is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        5.8.    Applicable Law.    THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

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        5.9.    JURY TRIAL WAIVER.    THE CONTINUING CREDIT PARTIES, AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE FORBEARANCE AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. THE CONTINUING CREDIT PARTIES HEREBY IRREVOCABLY WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL AGENT OR THE LENDERS BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

BORROWER:
ARCHIBALD CANDY CORPORATION
By:	/s/ TED A. SHEPHERD
Name:	Ted A. Shepherd
Title:	President and Chief Operating Officer
CONTINUING CREDIT PARTIES:
FANNIE MAY HOLDINGS, INC.
By:	/s/ TED A. SHEPHERD
Name:	Ted A. Shepherd
Title:	President and Chief Operating Officer
ARCHIBALD CANDY (CANADA) CORPORATION
By:	/s/ TED A. SHEPHERD
Name:	Ted A. Shepherd
Title:	President and Chief Operating Officer
AGENT AND SOLE LENDER:
THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as the sole Lender
By:	/s/ JEROME P. SEPICH
Name:	Jerome P. Sepich
Title:	Vice President

EXHIBIT A

[Indenture Forbearance]

EXHIBIT B

[Senior Preferred Forbearance]

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EXHIBIT 10.4
AMENDMENT NO. 2 TO FORBEARANCE AGREEMENT
EXHIBIT A [Indenture Forbearance]
EXHIBIT B [Senior Preferred Forbearance]